SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of
               The Securities Exchange Act of 1934
               (Amendment No.    )

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[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

              Crompton & Knowles Corporation
         (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other
                   than the Registrant)

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C&K Logo  CROMPTON & KNOWLES
          CORPORATION






Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Crompton & Knowles Corporation to be held at 11:15 a.m. on Tuesday, April 27, 1999, at the Sheraton Stamford Hotel,
2701 Summer Street, Stamford, Connecticut.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the formal meeting notice and Proxy Statement on the following pages. This year you are asked to elect three directors, to approve the Crompton & Knowles Corporation 1998 Long Term Incentive Plan, to approve an additional 3,000,000 shares of the Corporation's Common Stock for issuance under the 1998 Long Term Incentive Plan and to ratify the Board of Directors' selection of an independent auditor for the fiscal year ending December 25, 1999.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible.

The Company's fiscal year 1998 Annual Report is being mailed to stockholders herewith, but it is not part of the proxy solicitation material.



                              Respectfully yours,




                           /s/Vincent A. Calarco
                              Vincent A. Calarco
                              Chairman, President &
                              Chief Executive Officer


March 30, 1999

_______________________________________________________________

       Notice of 1999 Annual Meeting of the Stockholders
_______________________________________________________________

To the Stockholders:

     The 1999 annual meeting of the stockholders of Crompton & Knowles Corporation will be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut, on Tuesday, April 27, 1999, at 11:15 a.m. in the morning, local time, to consider and act upon the following matters:

     1. The election of three directors to serve for a term expiring in 2002, described beginning at page 1 of the Proxy Statement which follows;

     2.     A proposal to approve the Crompton & Knowles
            Corporation 1998 Long Term Incentive Plan, described beginning at page 13;

     3. A proposal to increase the number of shares of the Corporation's Common Stock reserved for issuance under the Crompton & Knowles
            Corporation Long Term Incentive Plan by
            3,000,000 shares, described beginning at page 17;

     4. A proposal to ratify the selection by the Board of Directors of an independent auditor for 1999, described beginning at page 17; and

     5. Such other business as may properly come before the meeting.

     Your attention is directed to the accompanying Proxy Statement for additional information with respect to the matters to be considered at the meeting.

     Stockholders of record at the close of business on February 26, 1999, are entitled to notice of the annual meeting and may vote at the meeting and any adjournment thereof. We urge you to date, sign and return the enclosed proxy promptly whether or not you plan to attend the annual meeting. If you attend the meeting, you may still vote your shares in person, if you wish.

                         By Order of the Board of Directors,


                           /s/John T. Ferguson II
                              JOHN T. FERGUSON II
                                   Secretary
March 30, 1999

Crompton & Knowles Corporation, One Station Place, Metro Center,
Stamford, CT 06902



                     PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Crompton & Knowles Corporation (the "Corporation") for use at the annual meeting of the stockholders of the Corporation to be held on April 27, 1999, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut, and at any adjournment thereof.

     Holders of Common Stock of the Corporation of record at the close of business on February 26, 1999, the record date, are entitled to notice of and to vote at the meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 67,743,203 shares of Common Stock, each of which is entitled to one vote. The Corporation has no other voting securities issued and outstanding.

     If a stockholder is participating in the Corporation's
Dividend Reinvestment Plan, the shares held in a person's account under the Plan will be voted automatically in the same way that such person's shares held of record are voted.

     Any stockholder giving a proxy may revoke it by executing another proxy bearing a later date or by notifying the Secretary in writing at any time prior to the voting of the proxy. Mere attendance at the annual meeting does not revoke a proxy.

     The Corporation's annual report for the fiscal year ended
December 26, 1998, accompanies this Proxy Statement. It is not proxy soliciting material, nor is it incorporated herein by reference.

     This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about March 30, 1999.


                PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following persons were known to the Board of Directors to be the beneficial owner of more than 5% of the Corporation's outstanding voting securities as of December 31, 1998:

Common    Loomis, Sayles & Company, L.P.      5,329,630   7.9%
          One Financial Center
          Boston, MA 02111

          FMR Corp.                           4,005,609   5.9%
          82 Devonshire Street
          Boston, MA 02109





                   ELECTION OF THREE DIRECTORS

     The By-Laws of the Corporation provide for a Board of Directors of not less than six nor more than fifteen members, as determined from time to time by resolution of the Board, divided into three classes. Directors of one class are elected each year for a term of three years. There are presently eight directors in office, three of whom are standing for election at this year's meeting as Class II directors whose term will expire at the 2002 annual meeting, three of whom are Class III directors whose term expires at the 2000 annual meeting and two of whom are Class I directors whose term expires at the 2001 annual meeting. The Board has nominated the three persons named below to serve as Class II directors for a three-year term expiring at the 2002 annual meeting and until their respective successors are elected and have qualified. The affirmative vote of the holders of a plurality of the shares which are present in person or represented by proxy at the meeting is required to elect directors. Shares represented by the accompanying proxy are intended to be voted, unless authority so to vote is withheld, for such nominees. The Class II nominees are members of the present Board who have served as directors since the dates set forth after their names. The three nominees and all of the incumbent directors have previously been elected by the stockholders. If any of the nominees are not available, an event not anticipated, the proxies will be voted for the other nominees and for a substitute if any is designated by the Board of Directors.

Nominees For Director


     CLASS II (to serve until the annual meeting of stockholders in 2002):

     Vincent A. Calarco, 56, Chairman of the Board, President and Chief Executive Officer of the Corporation. Mr. Calarco has been a director since 1985 and is a member of the Finance Committee. He also serves as a director of Asarco Incorporated and Rhodia, S.A.

     Charles J. Marsden, 58, Senior Vice President and Chief Financial Officer of the Corporation. Mr. Marsden has been a director of the Corporation since 1985. He serves as a member of the Partnership Review Boards of Castle Harlan Partners II, L.P. and Castle Harlan Partners III, L.P.

     C.A. (Lance) Piccolo, 58, is President and Chief Executive Officer of HealthPic Consultants, Inc., a strategic health-care consulting firm, Lincolnshire, IL. Prior to the merger of Caremark International Inc. and MedPartners/Mullikin, Inc., he was the Chairman and Chief Executive Officer of Caremark International Inc., a provider of alternate-site health-care services, North Brook, IL. He is former Executive Vice President of Baxter International Inc., a supplier of health-care products, Deerfield, IL. He has been a director of the Corporation since 1988 and is a member of the Audit Committee and the Nominating Committee. Mr. Piccolo also serves as a director and Vice Chairman of the Board of MedPartners, Inc.

Incumbent Directors

     CLASS III (to serve until the annual meeting of stockholders in 2000):

     Robert A. Fox, 61, is President and Chief Executive Officer of Foster Farms, a privately held, integrated poultry company, Livingston, CA. He is former Executive Vice President of Revlon, Inc., a cosmetics, fragrances and toiletries manufacturer, New York, NY; and former Chairman and Chief Executive Officer of Clarke Hooper America, an international marketing services firm, Irvine, CA. Mr. Fox has been a director of the Corporation since 1990 and is the Chairman of the Nominating Committee and a member of the Executive Compensation Committee. He is also a director of the American Balanced Fund, Fundamental Investors, the Growth Fund of America, Inc., the Income Fund of America, Inc. and the New Perspective Fund. He serves as a trustee of the Euro-Pacific Growth Fund.

     Roger L. Headrick, 62, is the Managing General Partner of HMCH Ventures, an investment company, Wayzata, MN, and the President and Chief Executive Officer of ProtaTek International, Inc., a biotechnology animal vaccine company, St. Paul, MN. Mr. Headrick is the former President and Chief Executive Officer of the Minnesota Vikings Football Club, Inc., Eden Prairie, MN, and he is the former Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food processing and restaurant company, Minneapolis, MN. He has been a director of the Corporation since 1988 and is the Chairman of the Finance Committee and a member of the Executive Compensation Committee. He also serves as a member of the Boards of Directors of MedPartners Inc. and Rahr Malting Company.

     Leo I. Higdon, Jr., 52, is the President of Babson College, Babson Park, MA, and a former Dean of the Darden Graduate
School of Business Administration at the University of Virginia, Charlottesville, VA. Mr. Higdon is also a former Managing Director and member of the Executive Committee of Salomon Brothers, an investment banking firm, New York, NY. Mr. Higdon has been a director of the Corporation since 1993 and is Chairman of the Audit Committee and a member of the Finance Committee. He is a director of Bestfoods and Newmont Mining Corp.

     CLASS I (to serve until the annual meeting of stockholders in 2001):

     James A. Bitonti, 68, is Chairman and Chief Executive Officer of BITCO International, Inc., a privately held multinational company involved with global purchasing, direct investment, and systems integration services and development, McLean, VA. Mr. Bitonti is a former President and Chief Executive Officer of TCOM, L.P., an aerostat systems manufacturer, integrator and operator, Columbia, MD. He is a retired Vice President of International Business Machines Corporation, where he held the positions of Assistant Group Executive of the Asia/Pacific Group and President of the Communication Products Division, Armonk, NY. Mr. Bitonti has been a director of the Corporation since 1983 and is Chairman of the Executive Compensation Committee and a member of the Nominating Committee. He also serves as a member of the Boards of Directors of Raytheon E-Systems, Inc., TCOM, L.P. and Management Consulting and Research, Inc.

     Patricia K. Woolf Ph.D., 64, is a private investor, and lecturer in the Department of Molecular Biology, Princeton University. She has been a director of the Corporation since 1994 and is a member of the Audit Committee and the Nominating Committee. Dr. Woolf serves as a director of the American Balanced Fund, Fundamental Investors, the Growth Fund of America, Inc., the Income Fund of America, Inc., Smallcap World Fund, Inc., General Public Utilities Corporation and the National Life Holding Co. She serves as a trustee of the New Economy Fund.


Board Meetings and Committees

     The Board of Directors held four regular and two special meetings during 1998. All of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served in 1998.

     The Board has established four committees to assist it in the discharge of its responsibilities. The Audit Committee, no member of which is an employee of the Corporation, meets periodically with the Corporation's independent auditor to review the scope of the annual audit and the policies relating to internal auditing procedures and controls, provides general oversight with respect to the accounting principles employed in the Corporation's financial reporting, reviews environmental matters, oversees millennium compliance by the Corporation's information systems, and reviews the Corporation's annual report on Form 10-K prior to its filing each year. The Audit Committee also recommends to the Board each year the selection of the auditor, has responsibility for approving professional non-audit services provided by the independent auditor, considers the possible effect of providing such non-audit services on the auditor's independence, and reviews the range of fees of the auditor for both audit and non-audit services. The Audit Committee held 2 meetings during 1998.

     The Committee on Executive Compensation is composed of directors who are not employees of the Corporation. Its functions include approval of the level of compensation for executive officers serving on the Board, adoption of bonus and deferred compensation plans and arrangements for executive officers, and administration of the Crompton & Knowles Corporation 1993 Stock Option Plan for Non-Employee Directors, the Crompton & Knowles Corporation Restricted Stock Plan for Directors and the Corporation's 1988 Long Term Incentive Plan (the "1988 Plan"), the latter of which expired in 1998. The Executive Compensation Committee held 2 meetings during 1998.

     The Finance Committee is composed of directors, a majority of whom are not employees of the Corporation. The Committee has the authority, which it may exercise when the Board is not in session, to approve certain debt financings and reviews and makes recommendations to the Board regarding the issuance or reacquisition of securities, major debt financings, capital expenditures, acquisitions, divestitures and other expenditures, dividend policy, management of pension assets, and risk management policy and strategy. The Finance Committee held 3 meetings during 1998.

     The Nominating Committee is composed of directors who are not employees of the Corporation. The Committee makes recommendations with respect to the organization, size, and composition of the Board, identifies suitable candidates for Board membership and reviews their qualifications, proposes a slate of directors for election by the stockholders at each annual meeting, and assists the Board in providing for orderly succession in the top management of the Corporation. The Nominating Committee held 1 meeting during 1998.

Compensation of Directors

     Directors who are employees of the Corporation receive no additional compensation for services on the Board of Directors. Members of the Board who are not employees receive an annual retainer of $30,000 (committee chairmen receive an additional retainer of $5,000) and a fee of $10,000 for Board and committee meeting service, and are reimbursed for expenses incurred in attending meetings. The Corporation provides accidental death and travel insurance coverage for each non-employee director.

     Under the Crompton & Knowles Corporation Restricted Stock Plan for Directors, one quarter of each director's retainer and fees is paid in shares of the Corporation's Common Stock. A director may elect to receive any portion or all of the remainder of the retainer and fees in Common Stock under the plan. All shares issued under the plan are held by the Corporation until the recipient of the shares leaves the Board, however the directors receive all dividends on the shares and may vote the shares.

     The Crompton & Knowles Corporation 1993 Stock Option Plan for Non-Employee Directors provides for the issuance to non-employee directors on the date of the first meeting of the Board in the fourth quarter of each year of an option to purchase shares of the Corporation's Common Stock. The exercise price of the options is to be equal to the fair market value of the Corporation's Common Stock on the date of grant. The options are to vest over a two-year period and are to be exercisable over a ten-year period from the date of grant. Options to be granted under the plan are non-qualified options not intended to qualify as incentive stock options under the Internal Revenue Code of 1986.

Stockholder Nominations

     The Nominating Committee will consider qualified candidates proposed by stockholders for Board membership in accordance with the procedure set forth in the By-Laws. Any stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director at a meeting if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Corporation, if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


              SECURITY OWNERSHIP OF MANAGEMENT

     The nominees and incumbent directors and the executive officers of the Corporation have advised that they were directly or indirectly the beneficial owners of outstanding Common Stock of the Corporation at the close of business on February 26, 1999, as set forth below, in each case representing less than one percent of such shares outstanding except as otherwise indicated.

                                    Amount and
                                    Nature of
Title      Name of Beneficial       Beneficial      Percent of
of Class   Owner                    Ownership(1)       Class

Common     Vincent A. Calarco......  2,156,886(2)        3.1 %
Common     James A. Bitonti........     45,344(3)
Common     Robert A. Fox...........     69,927(4)
Common     Roger L. Headrick.......     72,981(5)
Common     Leo I. Higdon, Jr.......     16,379(6)
Common     Charles J. Marsden......    452,555(7)
Common     C.A. (Lance) Piccolo....     29,739(8)
Common     Patricia K. Woolf.......     17,082(9)
Common     Robert W. Ackley........    433,045(10)
Common     Alfred F. Ingulli.......    440,129(11)
Common     Joseph B. Eisenberg.....    250,737(12)
Common     Directors and Executive
           Officers as a Group
           (16 persons)............  4,782,320(13)       6.8 %
___________
(1) Except as noted below, the executive officers and directors have both sole voting and sole investment power over the shares reflected in this table.

(2) Includes 957,262 shares which Mr. Calarco had the right to acquire through stock options exercisable within 60 days of February 26, 1999; 470,108 shares held under the 1988 Plan and the Crompton & Knowles Corporation Employee Stock Ownership Plan (the "ESOP"), as to which he has voting but, except with respect to 43,862 shares in the ESOP, no investment power; 58,872 shares owned by his wife and 28,295 shares held in trust for their children, as to which he disclaims beneficial ownership.

(3) Includes 12,467 shares which Mr. Bitonti had the right to acquire through stock options exercisable within 60 days of February 26, 1999; 11,200 shares owned jointly by Mr. Bitonti with his wife; 15,998 shares held under the Restricted Stock Plan for Directors; and 4,800 shares owned by his wife as to which he disclaims beneficial ownership.

(4) Includes 12,467 shares which Mr. Fox had the right to acquire through stock options exercisable within 60 days of February 26, 1999; and 13,952 shares held under the Restricted Stock Plan for Directors.

(5) Includes 12,467 shares which Mr. Headrick had the right to acquire through stock options exercisable within 60 days of February 26 1999; and 15,677 shares held under the Restricted Stock Plan for Directors.

(6) Includes 11,625 shares which Mr. Higdon had the right to acquire through stock options exercisable within 60 days of February 26 1999; and 2,727 shares held under the Restricted Stock Plan for Directors.

(7) Includes 146,738 shares which Mr. Marsden had the right to acquire through stock options exercisable within 60 days of February 26, 1999; 37,937 shares held under the 1988 Plan and the ESOP, as to which he has voting but, except with respect to 11,137 shares in the ESOP, no investment power; and 45,500 shares owned by his wife as to which he disclaims beneficial ownership.

(8) Includes 12,467 shares which Mr. Piccolo had the right to acquire through stock options exercisable within 60 days of February 26, 1999; and 14,139 shares held under the Restricted Stock Plan for Directors.

(9) Includes 10,692 shares which Dr. Woolf had the right to acquire through stock options exercisable within 60 days of February 26, 1999; and 6,288 shares held under the Restricted Stock Plan for Directors.

(10) Includes 168,500 shares which Mr. Ackley had the right to acquire through stock options exercisable within 60 days of February 26, 1999; 57,719 shares held under the 1988 Plan and the ESOP as to which he has voting but, except with respect to 34,916 shares in the ESOP, no investment power; and 2,601 shares owned by his wife as to which he disclaims beneficial ownership.

(11) Includes 306,230 shares which Mr. Ingulli had the right to acquire through stock options exercisable within 60 days of February 26, 1999.

(12) Includes 192,485 shares which Dr. Eisenberg had the right to acquire through stock options exercisable within 60 days of February 26, 1999.

(13) Includes 2,330,766 shares which the executive officers and directors in the group had the right to acquire through stock options exercisable within 60 days of February 26, 1999.

     REPORT OF THE COMMITTEE ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

     The compensation program for the Corporation's executive officers is administered in accordance with a pay for performance philosophy to link executive compensation with the values, objectives, business strategy, management initiatives and financial performance of the Corporation. In addition, a significant portion of each executive officer's compensation is contingent upon the creation of shareholder value.

     The Committee on Executive Compensation of the Board (the "Committee") believes that stock ownership by management and restricted stock-based performance compensation plans serve to align the interests of management and other stockholders in the enhancement of shareholder value. The Committee further maintains that long-term strategic leadership commitment is promoted through vesting a significant portion of restricted stock performance awards at retirement.

     The compensation of the Corporation's executive officers is comprised of cash and equity components and is designed to be competitive and highly leveraged based upon corporate financial performance and shareholder returns. The compensation program provides an opportunity to earn compensation in the third quartile within the chemical industry as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Corporation as well as individual performance. The measures of performance utilized under the Corporation's compensation plans are as follows:

     . Annual actual earnings performance versus targeted performance.

     . Annual actual sales performance versus targeted performance.

     . Annual actual working capital performance versus targeted performance.

     . Annual actual cash flow performance versus targeted performance.

     . Annual actual return on capital versus targeted performance.

     .    Three-year average annual return on capital.

     .    Three-year growth of after-tax earnings per share.


Base Salaries

     Base salaries and salary ranges for the executive officers are based upon competitive norms gathered from several national and highly recognized compensation services. The Committee on Executive Compensation reviews and approves the salary ranges for the executive officers.


Management Incentive Plan

     The Corporation's Management Incentive Plan is an annual incentive program for executive officers and other key managers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash award to executives who achieve the annual goals for their business unit and the Corporation.


Stock Options and Restricted Stock

     The 1988 Plan, which expired in 1998, and the 1998 Long Term Incentive Plan the approval of which is being sought at the 1999 annual meeting of stockholders, serve as the basis for a stock option and restricted stock program that is a long-term incentive plan for the Corporation's executive officers and other key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Corporation's Common Stock.

     The executive officers listed in the compensation table below receive a major portion of their compensation in the form of shares of the Corporation's Common Stock. They receive annual grants of stock options, priced at fair market value on the date of grant. The number of options granted in 1998 was in the third quartile of all companies included in industrial company survey data available to the Committee. The factors used to award options include overall corporate performance, industrial company percentile rankings, base salary, and total compensation.

Compensation of Chief Executive Officer

     The Committee increased Mr. Calarco's base salary to $750,000 during fiscal year 1998. The Committee believes Mr. Calarco has continued to manage the Corporation extremely well in a particularly challenging business climate and has achieved above average long-term results in comparison to others in the chemical industry. The annual stock option granted to Mr. Calarco during 1998 is consistent with the design of the Corporation's executive compensation program as described above. In recognition of Mr. Calarco's continued outstanding performance, the Committee in its discretion awarded Mr. Calarco a cash bonus for 1998 of $750,000.

Tax Deductibility of Executive Compensation

     The Committee's policy on the tax deductibility of compensation paid to the Corporation's CEO and other executive officers is to maximize deductibility to the extent possible without abdicating all of its discretionary power. To this end, the Committee has reviewed all of the Corporation's plans and has taken several actions as follows. First, the Committee has assured that the gains on non-qualified stock option grants will be deductible by amending the 1988 Plan to place a limit on the number of option shares that one individual may receive. The limit is 25% of the total share authorization. Secondly, the Committee resolved to continue the practice of not repricing options. The Corporation's Management Incentive Plan is "performance-based" under section 162(m) of the Internal Revenue Code. Amounts paid under the plan will be fully deductible.


Committee on Executive Compensation

     Decisions on compensation of the Corporation's executive officers are made by the three member Committee on Executive Compensation, a committee of the Board of Directors composed of the persons listed below, all of whom are non-employee directors. The Committee has retained an independent executive compensation consultant which has access to independent compensation data to evaluate the Corporation's executive compensation program.

     The Committee on Executive Compensation:

                    James A. Bitonti, Chairman
                    Robert A. Fox
                    Roger L. Headrick


     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Committee on Executive Compensation and the following Performance Graphs shall not be deemed incorporated by reference into any such filings.



                      PERFORMANCE GRAPHS


     The following graph compares the cumulative total return on the Common Stock of the Corporation for the last five fiscal years with the returns on the Standard & Poor's 500 Stock Index and the Standard & Poor's Specialty Chemicals Index, assuming the investment of $100 in the Corporation's Common Stock, the S&P 500 Index and the S&P Specialty Chemicals Index on December 31, 1993, and the reinvestment of all dividends.


                            12/31/93     12/31/94     12/31/95
C&K                          $100.00       $75.90       $64.00

S&P 500                      $100.00      $101.30      $139.40

S&P Specialty Chemicals      $100.00       $87.30      $114.70




                            12/31/96     12/31/97     12/31/98
C&K                           $94.60      $130.50      $103.00

S&P 500                      $171.40      $228.50      $293.80

S&P Specialty Chemicals      $117.70      $145.80      $124.20







     The graph below shows the cumulative total return to the Corporation's stockholders since December 31, 1984, shortly before Mr. Calarco became President and CEO, compared with the same indices shown on the previous graph, thus illustrating the relative performance of the Corporation's Common Stock during Mr. Calarco's entire tenure with the Corporation.

                            12/31/84     12/31/85     12/31/86
C&K                          $100.00      $131.50      $188.00
S&P 500                      $100.00      $131.70      $156.30
S&P Specialty Chemicals      $100.00      $137.00      $156.10

                            12/31/87     12/31/88     12/31/89
C&K                          $216.20      $337.00      $695.30
S&P 500                      $164.50      $191.70      $252.40
S&P Specialty Chemicals      $161.80      $177.10      $215.80

                            12/31/90     12/31/91     12/31/92
C&K                          $791.50    $2,031.90    $2,121.90
S&P 500                      $244.50      $318.90      $343.20
S&P Specialty Chemicals      $207.40      $292.20      $309.50

                            12/31/93     12/31/94     12/31/95
C&K                        $2,135.00    $1,619.90    $1,366.20
S&P 500                      $377.70      $382.70      $526.40
S&P Specialty Chemicals      $353.30      $308.40      $405.40

                            12/31/96     12/31/97     12/31/98
C&K                        $2,020.00    $2,786.80    $2,199.30
S&P 500                      $647.20      $863.00    $1,109.60
S&P Specialty Chemicals      $415.90      $515.10      $438.60



     The S&P Specialty Chemicals Index companies are as follows:
Ecolab Inc., W.R. Grace & Co., Great Lakes Chemical Corporation, Hercules, Inc., International Flavors & Fragrances Inc., Morton International Inc., Nalco Chemical Company and Sigma-Aldrich Corporation.




                     EXECUTIVE COMPENSATION

     The following tables set forth information concerning compensation paid or to be paid to the chief executive officer of the Corporation and each of the four most highly compensated executive officers of the Corporation other than the chief executive officer, for services to the Corporation in all capacities during 1996, 1997 and 1998, except as noted, and options granted to and exercised by the same individuals during the period indicated.

                    Summary Compensation Table

                                   Long Term Compensation
              Annual Compensation       Awards
                                    Restricted Securities  All Other
Name and                            Stock      Underlying  Compen-
Principal          Salary  Bonus    Awards     Options     sation
Position     Year     ($)    ($)       ($)(1)    (#)        ($)(2)

Vincent A. Calarco....
Chairman of the Board,
President and CEO
             1998  748,333   750,000      --     250,000     170,750
             1997  727,500   800,000      --     120,000     137,271
             1996  607,916   650,000  2,752,000  620,000     134,213

Charles J. Marsden....
Senior Vice President
and Chief Financial
Officer
             1998  315,000   180,000      --      75,000      60,154
             1997  300,000   180,000      --      30,000      52,649
             1996  268,331   160,000    608,250  130,000      56,656

Robert W. Ackley....
Vice President,
Polymer Processing
Equipment
             1998  258,750   165,000      --      50,000      48,155
             1997  244,083   165,000      --      20,000      34,061
             1996  232,583    75,000    424,000  120,000      32,190

Alfred F. Ingulli....
Vice President,
Crop Protection
             1998  287,500   100,000      --      50,000      30,588
             1997  271,667   180,000(3)   --      20,000      27,853
             1996  253,333   120,000    354,000  120,000      29,114

Joseph B. Eisenberg....
Vice President,
Rubber Chemicals,
EPDM, and Nitrile
Rubber
             1998  261,250   130,000       --     50,000      20,881
             1997  246,000   145,000(3)    --     20,000      21,395
             1996  233,500   119,000    354,000  120,000      22,881


(1) The restricted stock grants in 1996 for each of the persons shown in the table were earned during the 1996-1998 performance cycle by achievement of targeted returns on capital and after-tax earnings growth during the period. The awards earned will be distributed in common stock of the Corporation in four equal installments, one during each of the three years 1999-2001 and a final one upon retirement. Should the employment of an individual terminate after an award is earned for any reason other than death, disability, retirement or a change in control of the Corporation, any unvested shares will be forfeited. Total restricted stock outstanding for the persons shown
        in the table at the end of fiscal year 1998:   Vincent A.
        Calarco, 573,745 shares valued at $11,510,759, of which 429,745 shares valued at $8,621,759 are forfeitable; Charles J. Marsden, 148,587 shares valued at $2,981,027, of which 104,587 shares valued at $2,098,277 are forfeitable; Robert W. Ackley, 97,870 shares valued at $1,963,517, of which 70,870 shares valued at $1,421,829 are forfeitable; Alfred F. Ingulli, 42,000 shares valued at $842,625, all of which shares are forfeitable; and Joseph B. Eisenberg, 42,000 shares valued at $842,625, all of which shares are forfeitable. Dividends are paid on restricted shares from the date of grant but do not vest and are not distributed until the underlying shares are distributed.
(2) Includes the following amounts paid during 1998 under the Corporation's Supplemental Medical and Dental Reimbursement Plans (the "SMD"), the Uniroyal Chemical Retirement Reserve Fund Plan (the "RRP"), the Uniroyal Chemical split dollar life insurance plan (the "SDP"), the Uniroyal Excess Cap Program (the "ECAP") or as employer contributions under the ESOP and Crompton & Knowles Corporation Individual Account Retirement Plan (the ("IARP") (with that portion of the ESOP and IARP contributions in excess of the Section 401(k) and Section 415 limitations having been paid into the Corporation's Benefit Equalization Plan): Mr. Calarco, $1,039 (SMD), $61,936 (ESOP), $107,775 (IARP); Mr. Marsden, $5,704
        (SMD), $25,200 (ESOP), $29,250 (IARP); Mr. Ackley, $1,593
        (SMD), $17,600 (ESOP), $28,962 (IARP); Mr. Ingulli,
        $11,950 (SDP), $6,400 (RRP), $12,238 (ECAP); and Dr.
        Eisenberg, $6,684 (SDP), $6,400 (RRP), $10,154 (ECAP).

(3)     Bonus applies to five quarters including fourth quarter
        1996.

                Option Grants In Last Fiscal Year(1)


                                                Potential Realizable
                                                  Value at Assumed
                                               Annual Rates of Stock
                                                 Price Appreciation
                        Individual Grants          for Option Term

                    Percent
         Number     of Total
          of        Options
         Securities Granted to
         Underlying Employees  Exercise  Expir-
         Options    in Fiscal  Price     ation
Name     Granted(#)    Year    ($/Sh)    Date       5% ($)     10%($)

V.A. Calarco
         250,000 (2)  24.0%   14.34375  11/13/08  2,278,647.60  5,788,208.34

C.J. Marsden
          75,000 (2)   7.2%   14.34375  11/13/08    683,594.28  1,736,462.50

R.W. Ackley
          50,000 (2)   4.8%   14.34375  11/13/08    455,729.52  1,157,641.67

A.F. Ingulli
          50,000 (2)   4.8%   14.34375  11/13/08    455,729.52  1,157,641.67

J.B. Eisenberg
          40,000 (2)   3.8%   14.34375  11/13/08    364,583.62    926,113.33

__________________________
(1) An option entitles the holder to purchase one share of the Common Stock of the Corporation at a purchase price equal to the fair market value of the Corporation's Common Stock on the date of grant of all of the options shown in the table. All options are subject to expiration prior to the dates shown in the table in case of death or termination of employment. The purchase price for stock on the exercise of options may be paid in cash or in shares of the Corporation's Common Stock already owned by the option holder, or by a combination thereof. In the event of a change in control of the Corporation, all of the options shown in the table will immediately become exercisable.

(2) Non-qualified options. Fifty percent of the options shown in the table are exercisable beginning on the first anniversary of the date of grant, and fifty percent are exercisable beginning on the second anniversary of the date of grant.


           Aggregated Option Exercises In Last Fiscal Year
               And Fiscal Year-End Option Values

                   Number of Securities             Value of Unexercised
                   Underlying Unexer-               In-the-Money Options
                   cised Options at                     at FY-End($)
                        FY-End(#)                  12/26/98 - FMV $  .


       Shares         Value
       Acquired on    Realized   Exercis- Unexer-  Exercis-    Unexer-
Name   Exercise (#)   ($)(2)     able     cisable  able        cisable

V.A. Calarco (1)
       176,000     2,985,180.00  957,262  610,000  5,225,277.07 3,081,250.00
C.J. Marsden (1)
       108,500     1,121,890.50  146,738  150,000    715,961.58   758,437.50
R.W. Ackley  (1)
          -            -         168,500  120,000    640,828.13   616,250.00
A.F. Ingulli
          -            -         306,230  120,000  2,509,318.57   616,250.00
J.B. Eisenberg
          -            -         192,485  110,000  1,387,053.73   559,375.00

(1)  All numbers reflect the 2-for-1 stock split on May 22, 1992.
(2)  Fair market value at date of exercise less exercise price.


Compensation Committee Interlocks and Insider Participation

     Messrs. Fox and Headrick served as members and Mr. Bitonti served as Chairman of the Executive Compensation Committee of the Board during the last completed fiscal year. No member of the Executive Compensation Committee is a current or former officer or employee of the Corporation or any of its subsidiaries.

Retirement Plans

     Each of the persons shown in the Summary Compensation Table on page 10 is covered by a supplemental retirement agreement with the Corporation. In the case of Messrs. Calarco and Marsden, the total annual benefit payable under the supplemental retirement agreement to the executive for life will be 60% and 50%, respectively, of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's normal retirement age. In the case of Mr. Ackley, the supplemental retirement agreement provides that the Corporation will supplement the amount paid to Mr. Ackley under a retirement plan that was terminated in 1982 so that the aggregate benefit paid to him annually will equal 50% of the average total compensation (including salary and bonus) paid to him during the highest five years of the last ten years prior to his normal retirement age. In the case of Messrs. Ingulli and Eisenberg, the executive's retirement benefits under each supplemental retirement agreement supplement the benefit paid to the executive under a Uniroyal Chemical Company, Inc. ("Uniroyal") defined benefit pension plan so that the total annual benefit payable to the executive will be 55% of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's retirement or, at their election, Messrs. Ingulli and Eisenberg may receive a lump sum payment earned under a previous supplemental retirement agreement with Uniroyal.

     A supplemental benefit in a reduced amount may be payable in the event of termination of employment prior to normal retirement age. At any time after the date on which benefit payments commence, the executive may elect to receive a single lump sum equal to 90% of the actuarial equivalent of the benefit otherwise payable to the executive. An executive may elect to have the executive's supplemental benefit under the agreement paid in a form which will provide for the continuation of benefits, to a beneficiary selected by the executive, upon the executive's death after retirement. Each agreement also provides for the payment of a reduced benefit to the executive's beneficiary in the event of the executive's death prior to normal retirement age and for the payment of disability benefits in addition to those available under the Corporation's regular disability insurance program. Benefits under each agreement are not payable if the executive voluntarily terminates the executive's employment, unless such termination is the result of the executive's retirement (in the case of Messrs. Calarco, Marsden and Ackley, on or after reaching age 62) or is with approval of the Board, and meets certain other conditions set forth in the agreement.

     The following table sets forth the estimated aggregate annual benefit payable to each of the executives named in the table under the executive's supplemental retirement agreement, from Uniroyal's defined benefit pension plan and, in the case of Mr. Ackley, from a retirement plan that was terminated in 1982, upon retirement at or after normal retirement age based on each executive's compensation history to date and assuming payment of such benefit in the form of a life annuity:

                                          Estimated Annual
   Name of Individual                   Retirement Benefit

Vincent A. Calarco..............               $721,649
Charles J. Marsden..............                200,433
Robert W. Ackley................                173,609
Alfred F. Ingulli...............                208,459
Joseph B. Eisenberg.............                179,685


Employment Agreements

     Mr. Calarco is employed pursuant to an employment agreement which was amended and restated in February 1988. The amended agreement provides for Mr. Calarco's employment as Chairman of the Board, President and Chief Executive Officer for a term of three years, with automatic annual one-year extensions of the term unless the Corporation gives notice at least 60 days prior to the anniversary of the date of the agreement that the term will not be extended. The amended agreement calls for a base salary of not less than $310,000 and for Mr. Calarco's continued participation in employee benefit plans and other fringe benefit arrangements substantially as in the past. In the event Mr. Calarco's employment is terminated by the Corporation other than for cause, disability, or death or by Mr. Calarco for good reason (as defined in the agreement), the Corporation is obligated to pay Mr. Calarco his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to him for the prior year pro-rated to that date, and a lump sum termination payment equal to three times the sum of his then current salary and the highest bonus paid to him during the three years preceding his termination, to continue other employee benefits provided under the agreement for a period of three years or until he obtains other employment, and to make certain additional payments to cover any excise tax imposed under the Internal Revenue Code on the amounts payable as a result of his termination and any legal fees incurred by Mr. Calarco in enforcing the Corporation's obligations under the agreement.

     The Corporation has entered into employment agreements with certain other key management employees, including Messrs. Marsden, Ackley, Ingulli, and Eisenberg. Each agreement is operative upon the occurrence of a change in control (as defined in the agreement) and is intended to encourage the executive to remain in the employ of the Corporation by providing the executive with greater security. Absent a change in control, the agreement does not require the Corporation to retain the executive or to pay the executive any specified level of compensation or benefits except that Messrs. Ingulli and Eisenberg have agreements which require that they be paid severance payments in the event that they are terminated without cause or they resign for good reason (as defined in the agreements) during an annually renewable two-year period. In the event of a change in control, the agreement provides that there will be no change, without the executive's consent, in the salary, bonus opportunity, benefits, duties, and location of employment of the executive for a period of two or three years after the change in control. If, during such period, the executive's employment is terminated by the Corporation other than for cause, disability, or death or the executive resigns for good reason (as defined in the agreement), the Corporation will pay the executive his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to the executive for the prior year pro-rated to that date, and a lump sum severance payment equal to two or three times (depending on the executive) the sum of the executive's base salary and the highest bonus paid to the executive during the three years preceding the executive's termination and will continue other employee benefits similar to those provided to the executive prior to the executive's termination for a period of two or three years or until the executive's earlier employment with another employer.

          APPROVAL OF THE CROMPTON & KNOWLES CORPORATION
                 1998 LONG TERM INCENTIVE PLAN

     The 1988 Long Term Incentive Plan expired in October 1998. The Board adopted a new plan, the 1998 Long Term Incentive Plan (the "1998
Plan") subject to approval of the stockholders.   A copy of the 1998
Plan is attached as Exhibit A to this proxy statement.

     The 1998 Plan authorizes the Committee on Executive Compensation (the "Committee") to grant to eligible employees of the Corporation and its subsidiaries, during a period of ten years from the date the Plan is approved, stock options, stock appreciation rights ("SARs"), restricted stock, and long term performance awards and, during the same period, to non-employee directors of the Corporation, stock options for up to 2,406,058 shares of Common Stock of the Corporation which were previously authorized for issuance under the 1988 Plan and the Corporation's 1993 Stock Option Plan for Non-Employee Directors (the latter of which will be terminated upon approval of the 1998 Plan), subject to adjustment for stock splits, stock dividends, and similar events. Under the Plan, not more than thirty-five percent of the shares reserved for the Plan may be used for any purpose other than the granting of options. The Committee may add back into the pool of shares reserved for the Plan shares which have been tendered to pay the exercise price of options, tendered to satisfy tax withholding, and those which have expired or been forfeited. The closing price of the Common Stock of the Corporation on the New York Stock Exchange on March 25, 1999, was $15.625.


Brief Summary of the Plan

     The following general description of certain features of the Plan is qualified in its entirety by reference to Exhibit A.

     Eligibility. Officers and other key employees of the Corporation and its subsidiaries who, in the opinion of the Committee, are responsible for the management, growth, and profitability of the business of the Corporation and its subsidiaries, and, in the case of stock options, non-employee directors, are eligible to be granted stock options, SARs, restricted stock awards, and long term performance awards under the Plan.

     Administration. The Plan is administered by the Committee. The Committee has full power to select, from among the officers and other key employees eligible for awards, the individuals to whom awards are granted, to make any combination of awards to any participant, and to determine the specific terms of each grant, subject to the provisions of the Plan.

     Stock Options. The Plan permits the granting of transferable stock options (subject to the provisions of the Plan) that either qualify as incentive stock options under Section 422 of the Internal Revenue Code ("ISOs") or do not so qualify ("Non-Qualified Options"). The option exercise price for each share covered by the option will, unless a higher price is determined by the Committee, be the fair market value of such share on date of grant. The term of each option will be fixed by the Committee but may not exceed ten years from date of grant in the case of an ISO or ten years and one month in the case of a Non-Qualified Option. The Committee will determine at what time or times each option may be exercised. An optionee may elect to defer to a future date receipt of the shares to be acquired upon exercise of a stock option (subject to the notice provisions in the Plan). The Committee cannot grant options to any one individual with respect to more than twenty-five percent (25%) of the shares of Common Stock reserved for distribution pursuant to options or other awards under the Plan. Any grant to a non-employee director, which must be a Non-Qualified Option, cannot cover more than 7,500 shares in any year.

     Stock Appreciation Rights. The Committee may grant SARs, either standing alone or in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or Common Stock (as determined by the Committee) equal in value to the increase since date of grant in the fair market value of shares covered by such right. An SAR shall be transferable only when and to the extent that a related Stock Option would be transferable under the Plan.

     Restricted Stock.   The Committee may award shares of Common Stock
which are subject to certain conditions set forth in the Plan and such other conditions and restrictions as the Committee may determine, which may include the attainment of performance goals, but which are deliverable to a participant without the payment of any consideration.

     Long Term Performance Awards. The Committee may grant long term performance awards under the Plan. Such awards will be based on corporate, business unit, or individual performance over designated periods ("Performance Periods") of at least two years. The Committee is authorized to grant up to 200,000 shares per year/per individual for Long Term Performance Awards.

     "Unfunded" Status. It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to facilitate or ensure payment of the Corporation's obligations, provided that such trusts and arrangements are consistent with the "unfunded" status of the Plan (unless the Committee otherwise determines).

     Amendment and Termination. The Board of Directors may terminate or suspend the Plan at any time, but such termination or suspension shall not adversely affect any stock options, SARs, restricted stock awards, or long term performance awards then outstanding without the participant's consent. The Board may amend the Plan but may not, without the prior approval of the stockholders, make any amendment which would, except as otherwise provided in the Plan, increase the number of shares reserved for grants, decrease the minimum purchase price for stock options, change the class of employees eligible to receive awards, or extend the maximum term for options. The Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without the holder's consent.

     Change in Control Provisions. The Plan provides that in the event of a "Change in Control" (as defined in the Plan), unless otherwise determined by the Committee or the Board prior to such Change in Control, or to the extent expressly provided by the Committee or the Board in the event of a "Potential Change in Control" (as so defined), all stock options and related SARs (to the extent outstanding for at least six months in the case of persons subject to Section 16(b) of the Exchange Act) will become immediately exercisable, the restrictions and deferral limitations applicable to outstanding restricted stock awards will lapse and the shares in question will fully vest, the value of all outstanding options, SARs, and restricted stock awards (except as otherwise determined by the Committee) will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, and outstanding long term performance awards will be vested and paid out on a prorated basis, based on the target values of such awards and the number of months elapsed compared to the total number of months in the Performance Period.

Federal Income Tax Aspects

     The following is a brief summary of the principal Federal income tax consequences of transactions under the 1998 Plan, based on Federal income tax laws as presently in effect. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

     Incentive Stock Options. No taxable income will be realized by an optionee upon the grant or exercise of an ISO. If shares of Common Stock are issued to an optionee pursuant to the exercise of an ISO and if no disposition of such shares is made within two years after date of grant or within one year after the transfer of such shares to such optionee, then, upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long term capital gain and any loss sustained will be a long term capital loss and no deduction will be allowed to the optionee's employer for Federal income tax purposes. If no disqualifying disposition is made, the difference between the fair market value of the shares at the time of exercise and the exercise price will be taken into account in computing the alternative minimum tax liability of the optionee.

     Under the Internal Revenue Code of 1986, long term capital gains may be subject to different tax rates than those that apply to ordinary income. Capital losses must be offset against any capital gains, with only the lesser of the excess of capital losses over capital gains or $3,000 ($1,500 in the case of a married individual filing a separate return) being deductible against ordinary income.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee will in most instances realize ordinary income in the year of such disqualifying disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and the optionee's employer will be entitled to deduct such amount. Any further gain realized by the participant will be taxed as short term or long term capital gain, as the case may be, and will not result in any deduction by the employer.

     If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a Non-Qualified Option. Subject to certain exceptions for disability or death, an ISO generally will not be eligible for the tax treatment described above if it is exercised more than three months following the termination of employment.

     Non-Qualified Options. No income will be realized by an optionee at the time a Non-Qualified Option is granted. Except as noted below, ordinary income will be realized by the optionee upon exercise in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the optionee's employer will be entitled to a tax deduction in the same amount. At disposition, appreciation (or depreciation) after the date of exercise will be treated as either short term or long term capital gain (or loss) depending on how long the shares have been held.

     Stock Appreciation Rights. No income will be realized by an optionee in connection with the grant of an SAR. When an SAR is exercised, the optionee will in most instances be required to include as ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received upon exercise.
The optionee's employer will be entitled to a deduction for Federal income tax purposes at the same time equal to the amount included in such optionee's income by reason of the exercise. If the optionee receives shares of Common Stock upon the exercise of an SAR, the tax treatment after such exercise is the same as that described above with respect to shares acquired pursuant to the exercise of a Non-Qualified Option. Reference is also made to the material appearing under the caption "Special Rules Applicable to Corporate Insiders" below.

     Restricted Stock. A recipient of restricted stock will in most instances be subject to tax at ordinary income rates on the amount, if any, by which the fair market value of the restricted stock exceeds the cost, if any, of the stock at the time the stock is no longer subject to forfeiture. However, a recipient who makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant will have ordinary income as of such date equal to the amount, if any, by which the fair market value of the shares of restricted stock exceeds the cost, if any, of the stock, determined without regard to the restrictions. If the shares subject to such election are forfeited, the recipient will not be entitled to a deduction, refund, or loss for tax purposes. In the case of a sale of shares after the expiration of the forfeiture period, the holding period to determine whether the recipient has long term or short term capital gain or loss begins upon such expiration, and the tax basis for such shares will be equal to the fair market value thereof on such date. However, if the recipient elects to be taxed as of the date of grant, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on the date of grant, determined without regard to the restrictions. The recipient's employer will in most instances be entitled to a deduction equal to the amount treated as compensation to the recipient. Dividends on restricted stock will be taxed as ordinary income when paid to the recipient and in most instances will be treated as additional compensation deductible by the participant's employer at such time.

     Long Term Performance Awards. Long term performance awards once vested will in most instances be taxed as ordinary income unless receipt of payment is subject to restrictions or deferral limitations, in which case rules similar to those applicable to restricted stock will apply.

     Special Rules Applicable to Corporate Insiders. In most instances, persons subject to Section 16(b) of the Exchange Act will not be taxed until six months after exercise of a Non-Qualified Option, with the excess of the fair market value of the stock at the end of the six-month period over the exercise price being taxed as ordinary income and the holding period for such stock beginning at the end of the six-month period. Similar rules apply with respect to the exercise of SAR's settled in stock. However, an optionee who makes an election under
Section 83(b) of the Internal Revenue Code, as described above under the caption "Restricted Stock", will be taxed on the excess of the fair market value at exercise over the exercise price.

     Payments in Respect of a Change in Control. The 1998 Plan provides for acceleration or payment of awards and related shares in the event of a Change in Control or Potential Change in Control. Such acceleration or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Internal Revenue Code which could subject the recipient to a 20% excise tax and which might not be deductible by the recipient's employer.

     The affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the meeting is required for approval of the 1998 Plan.

     The Board of Directors recommends a vote FOR approval of the 1998 Plan, and proxies will be so voted unless stockholders specify to the contrary in their proxies or specifically abstain from voting on the matter.


            APPROVAL OF 3,000,000 ADDITIONAL SHARES FOR THE
                   1998 LONG TERM INCENTIVE PLAN

     The Board of Directors seeks the approval of the Stockholders to increase the number of shares of the Corporation's Common Stock reserved for issuance under the Corporation's 1998 Long Term Incentive Plan by 3,000,000 shares. The shares would be used during the ten year life of the 1998 Plan for the grant to eligible employees of stock options, stock appreciation rights, restricted stock and long term performance awards, and, in the case of non-employee directors, stock options.

     The affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the meeting is required for approval of 3,000,000 additional shares.

     The Board of Directors recommends a vote FOR approval of 3,000,000 additional shares for the 1998 Plan, and proxies will be so voted unless stockholders specify to the contrary in their proxies or specifically abstain from voting on the matter.

           APPROVAL OF SELECTION OF INDEPENDENT AUDITOR

     The Board of Directors has, subject to ratification by the stockholders, selected the firm of KPMG LLP, which has been the auditor of the Corporation for many years, to act as auditor for the fiscal year 1999 and to perform other appropriate accounting services. The Board of Directors recommends a vote for approval, and unless otherwise directed, proxies will be voted in favor of this selection. The affirmative vote of the holders of a majority of the shares of the Corporation represented and entitled to vote at the meeting is required for such approval.

     The Corporation has been advised that representatives of KPMG LLP will be present at the annual meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.




                        STOCKHOLDER PROPOSALS

     Under rules of the Securities and Exchange Commission, any proposal of a stockholder which is intended to be presented for action at the annual meeting of the stockholders to be held in 2000 must be received by the Corporation at its principal executive offices by November 27, 1999, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to the 2000 meeting.


    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms 5 were required for those persons, the Corporation believes that during fiscal year 1998, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were made in compliance with applicable SEC regulations.


                        OTHER MATTERS

     As of the date of this statement, the Board of Directors does not know of any matter other than those referred to in this Proxy Statement as to which action is expected to be taken at the annual meeting of stockholders.

     The affirmative vote of the holders of a plurality of the shares which are present in person or represented by proxy at the meeting is required to elect directors, and the affirmative vote of the holders of a majority of the shares which are present in person or represented by proxy is required to approve all other matters listed in the notice of meeting. Proxies which are marked "abstain" on the proposals to be voted upon at the meeting will be counted for the purpose of determining the number of shares represented in person and by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against the matters to be considered at the meeting. Shares not voted on any such matter on proxies returned by brokers will be treated as not represented at the meeting as to such matter.

     The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with the specification so made. If no choice is specified, such shares will be voted for (i) the election as directors of the three nominees for Class II directorships named herein, (ii) in favor of the Crompton & Knowles Corporation 1998 Long Term Incentive Plan , (iii) in favor of the increase in the number of shares of the Corporation's Common Stock reserved for issuance under the 1998 Plan by 3,000,000 shares and (iv) in favor of the selection of KPMG LLP as auditor for fiscal year 1999.

     If any business not referred to in this Proxy Statement shall properly come before the meeting, it is intended that those persons named as proxies will vote the proxies in accordance with their judgment of the best interests of the Corporation and its stockholders.

     The cost of solicitation will be borne by the Corporation. In addition to solicitation by mail, the management of the Corporation may solicit proxies personally or by telephone and has retained the firm of
D. F. King & Co., Inc. to assist in such solicitation at a fee of $4,500. The Corporation may also request brokerage firms and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names, and the Corporation may also reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.


                      By Order of the Board of Directors,


                           /s/John T. Ferguson II
                              JOHN T. FERGUSON II
                                   Secretary

Dated: March 30, 1999



                         Exhibit A



               CROMPTON & KNOWLES CORPORATION
               1998 LONG TERM INCENTIVE PLAN

     Section 1.  Purpose

     The purpose of the Plan is to attract and retain key employees of the Company and its Subsidiaries and to motivate such employees to put forth maximum efforts for the success of the business by offering them long term performance-based incentives and an opportunity to acquire ownership of the Company's Stock.

     Section 2.  Definitions

     For purposes of the Plan, the following terms shall have the meanings set forth below:

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Change in Control", "Potential Change in Control", and
"Change in Control Price" have the meanings set forth in Sections 10(b),
(c), and (d), respectively.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Commission" means the Securities and Exchange Commission or any successor agency.

     (e)  "Committee" means the Committee referred to in Section 3.

     (f) "Company" means Crompton & Knowles Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts, or any successor corporation.

     (g) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

     (h) "Early Retirement" means retirement, with the consent for purposes of the Plan of the Committee or such officer of the Company as may be designated from time to time by the Committee, from active employment with the Company or a Subsidiary prior to Normal Retirement.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (j) "Fair Market Value" means, except as provided in Section 7(b), the mean, as of any given date, between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Index on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), or if no such reported sales prices are available, the fair market value of the Stock as determined by the Committee in good faith.

     (k) "Holder" means an Optionee or a Transferee, as defined in Sections 2(p) and (y), respectively.

     (l)  "Incentive Stock Option" means any Stock Option intended to be
and designated as an   "incentive stock option" within the meaning of
Section 422 of the Code.

     (m) "Long Term Performance Award" or "Long Term Award" means an award under Section 9.

     (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (o) "Normal Retirement" means retirement from active employment with the Company or a Subsidiary at or after age 62.

     (p)  "Optionee" means a person who is granted a Stock Option under
Section 6.

     (q) "Plan" means the Crompton & Knowles Corporation 1998 Long Term Incentive Plan, as set forth herein and as hereafter amended from time to time.

     (r)  "Restricted Stock" means an award under Section 8.

     (s)  "Retirement" means Normal or Early Retirement.

     (t) "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

     (u) "Stock" means the Common Stock, $.10 par value, of the Company.

     (v)  "Stock Appreciation Right" means a right granted under Section 7.

     (w)  "Stock Option" or "Option" means an option granted under
Section 6.

     (x) "Subsidiary" means any business entity in which the Company, directly or indirectly, owns 50 percent or more of the total combined voting power of all classes of stock or other equity interest.

     (y) "Transferee" means a member of an Optionee's Immediate Family, a partnership or a trust to whom or which any Option is transferred as provided in Section 6.

     Section 3.  Administration

     The Plan shall be administered by the Committee on Executive Compensation of the Board, or such other committee of the Board, composed of not less than three non-employee members of the Board, as shall be designated by the Board from time to time. If at any time no Committee designated to administer the Plan shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

     Except as limited by the express provisions of the Plan, the Committee shall have the sole and complete authority:

     (a) to select the officers and other key employees to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and Long Term Performance Awards may from time to time be granted;

     (b)  to determine whether and to what extent Incentive Stock
Options, Non-Qualified Stock Options, Stock Appreciation Rights,
Restricted Stock, Long Term Performance Awards, or any combination thereof are to be granted, hereunder;

     (c) to determine the number of shares to be covered by each award granted hereunder;

     (d) to determine the terms and conditions of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting acceleration or any forfeiture waiver regarding any Stock Option or other award and the shares of Stock relating thereto), based on such factors as the Committee shall determine;

     (e) to adjust the performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan; and

     (f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an award shall be deferred.

     The Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto), and otherwise to supervise the administration of the Plan. The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any award shall be made in its sole discretion at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company Plan participants.

     Section 4.  Stock Subject to Plan

     The total number of shares of Stock reserved for distribution pursuant to Stock Options or other awards under the Plan shall be equal to the sum of (i) such shares, if any, as are available for awards under the Company's 1988 Long Term Incentive Plan and 1993 Stock Option Plan for Non-Employee Directors on October 18, 1998, and (ii) such shares, if any, which are the subject of awards granted under any prior plan of the Company and which are forfeited for any reason, which expire, which are not earned as a result of the failure to meet the requirements of an award, which are tendered as full or partial payment of the option exercise price for other shares, or which are tendered or withheld for the payment of taxes in connection with any award under any such plan. Such shares may consist, in whole or in part, of authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares.

     If an outstanding Stock Option or Stock Appreciation Right shall expire or terminate without having been exercised in full, or if any Restricted Stock award or Long Term Performance Award is not earned or is forfeited in whole or in part, the shares subject to the unexercised or forfeited portion of such award shall again be available for distribution in connection with awards under the Plan. In the event that a Stock Option is exercised by tendering shares to the Company as full or partial payment of the option exercise price, only the number of shares issued net of the shares tendered shall be deemed delivered under the Plan. Further, shares tendered or withheld for the payment of taxes in connection with any award shall again be available for distribution in connection with awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options, in the determination of the amount payable upon exercise of outstanding Stock Appreciation Rights, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined by the Committee, in its sole discretion, to be equitable to prevent substantial dilution or enlargement of the rights granted to participants hereunder, provided, however, that the number of shares subject to any award will always be a whole number.
The Committee shall give notice to each participant of any adjustment made pursuant to this paragraph, and upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

     Shares issued under the Plan as the result of the settlement or assumption of, or substitution of awards under the Plan for, any awards or obligations to grant future awards of any entity acquired by or merging with the Company shall not reduce the number of shares available for delivery under the Plan.

     The maximum number of shares available for delivery under the Plan through Incentive Stock Options shall be 2,500,000 shares. The maximum number of shares available for awards under Sections 8 and 9 hereof shall be equal to thirty-five percent of the total shares available for distribution under the Plan.

     Section 5.  Eligibility

     All employees of the Company and its Subsidiaries (but excluding, except as otherwise provided in Section 6, members of the Committee and any person who serves only as a director) who in the opinion of the Committee are responsible for or contribute to the management, growth, and profitability of the business of the Company or its Subsidiaries are eligible to be granted awards under the Plan.

     Section 6.  Stock Options

     Stock Options may be granted alone or in addition to other awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any Optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that the Committee shall not have the authority to grant Incentive Stock Options to any non-employee director. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. The Committee shall not grant Stock Options to any one individual with respect to more than twenty-five percent (25%) of the shares of Stock reserved for distribution pursuant to Stock Options or other awards under the Plan.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an agreement for Incentive Stock Options or Non-Qualified Stock Options. The grant of a Stock Option shall occur on the date the Committee by resolution selects an employee as a participant in any grant of Stock Options, determines the number of Stock Options to be granted to such employee, and specifies the terms and provisions of the option agreement; provided, however, that the Committee may designate in such resolution a later date as the date of grant of any or all of the Stock Options covered thereby. The Company shall notify a participant of any grant of Stock Options, and a written option agreement or agreements shall be duly executed between the Company and the participant.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under such Section 422.

     On the date of the first meeting of the Board in the fourth quarter of each year, the Committee may grant to each non-employee director a Non-Qualified Stock Option to purchase up to 7,500 shares of Stock.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock on the date of grant or such higher price as shall be determined by the Committee at grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no incentive Stock Option shall be exercisable more than 10 years after the date of grant of the Option, and no Non-Qualified Stock Option shall be exercisable more than 10 years and one month after the date of grant of the Option.

     (c)  Transferability of Options.

          (i) No Stock Option shall be transferable by the Optionee other than by will, by the laws of descent and distribution or in accordance with the provisions of Section 6(c)(ii).

          (ii) Subject to applicable securities laws, the Committee may determine that a Non-Qualified Stock Option may be transferred by the Optionee to one or more members of the Optionee's Immediate Family, as defined in Section 6(c)(iii), to a partnership of which the only partners are members of the Optionee's Immediate Family, or to a trust established by the Optionee for the benefit of one or more members of the Optionee's Immediate Family. No Transferee to whom or which a Non-Qualified Stock Option is transferred may further transfer such Stock Option. A Non-Qualified Stock Option transferred pursuant to this Section shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of this Section 6 relating to the exercise of the Stock Option upon the death, Disability, Retirement or other termination of employment of the Optionee, and shall be subject to such other rules as the Committee shall determine.

          (iii) For purposes of this Section 6, "Immediate Family" of the Optionee means the Optionee's spouse, parents, children and grandchildren.

     (d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

     (e) Termination by Death. Subject to Section 6(j), if an Optionee's employment or service on the Board terminates by reason of death, any Stock Option held by such Optionee or any Transferee of such Optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of two years from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the expiration of the stated term of any such Stock Option is less than one year following the death of the Optionee, the Stock Option shall be exercisable for a period of one year from the date of such death.

     (f) Termination by Reason of Disability. Subject to Section 6(j), if an Optionee's employment or service on the Board terminates by reason of Disability, any Stock Option held by such Optionee or any Transferee of such Optionee may thereafter be exercised by the Holder, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of two years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Holder dies while any such Stock Option remains exercisable , any unexercised Stock Option held by such Holder at death shall continue to be exercisable to the extent to which it was exercisable at the time of the Holder's death for a period of 12 months from the date of such death. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (g) Termination by Reason of Retirement. Subject to Section 6(j), if an Optionee's employment or service on the Board terminates by reason of Retirement, any Stock Option held by such Optionee or any Transferee of such Optionee may thereafter be exercised by the Holder, to the extent it was exercisable at the time of Retirement or on such accelerated basis as the Committee may determine, for a period of three years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Holder dies within such three-year period, any unexercised Stock Option held by such Holder shall, notwithstanding the expiration of such three-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.


     (h) Other Termination. Subject to Section 6(j), if an Optionee's employment terminates for any reason other than death, Disability, Retirement, or cause, any Stock Option held by such Optionee or any Transferee of such Optionee may thereafter be exercised by the Holder, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Holder dies within such three-month period, any unexercised Stock Option held by such Holder shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death. If an Optionee's employment is terminated for cause, all rights under any Stock Option held by such Optionee or any Transferee of such Optionee shall expire immediately upon the giving to the Optionee of notice of such termination, unless otherwise determined by the Committee.

     (i) Method of Exercise. Stock Options shall be exercisable (i) during the Holder's lifetime, only by the Holder or by the guardian or legal representative of the Holder, and (ii) following the death of the Holder, only by the person to whom they are transferred by will or the laws of descent and distribution. For purposes of this Section 6(i) only, the term "Holder" shall include any person to whom a Stock Option is transferred by will or the laws of descent and distribution. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash (including check, bank draft, money order, or such other instrument as the Company may accept). Unless otherwise determined by the Committee at any time or from time to time, payment in full or in part may also be made (i) by delivering a duly executed notice of exercise together with irrevocable instructions from the Holder to a broker to deliver promptly to the Company sufficient proceeds from a sale or loan of the shares subject to the Stock Option to pay the purchase price, or (ii) in the form of unrestricted Stock already owned by the Holder or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee.

     No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, a Holder shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to the Stock Option when the Holder has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

     Shares issued upon exercise of a Stock Option shall be issued in the name of the Holder or, at the request of the Holder, in the names of such Holder and the Holder's spouse with right of survivorship.

     (j) Cashing Out of Options. In any case when a Stock Option is exercised after the death of a Holder, the Committee may elect to cash out all or any part of the Stock Option by paying the person to whom the Stock Option has been transferred by reason of the death of the Holder an amount, in cash or shares of Stock, equal in value to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash out.

     (k) Substitute Options. Stock Options or Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options or stock appreciation rights held by employees of any corporation who, as the result of a merger, consolidation, or combination of such other corporation with, or the acquisition of all or substantially all of the assets or stock of such other corporation by, the Company or a Subsidiary, become employees of the Company or a Subsidiary. The terms and conditions of any substitute Stock Options or Stock Appreciation Rights so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options or stock appreciation rights in substitution for which they are granted; provided, however, that in the event a stock option for which a substitute Stock Option is being granted is an incentive stock option, no such variation shall be permitted the effect of which would be to adversely affect the status of any such substitute Stock Options as an Incentive Stock Option.

     (l) Deferral of Option Gains. An Optionee may elect to defer to a future date receipt of the shares of Stock to be acquired upon exercise of a Stock Option. Such election shall be made by delivering to the Company not later than six months prior to the exercise of the Stock Option a written notice of the election specifying the future date (the "Deferral Date") for receipt of the shares. At any time, and from time to time, prior to the delivery to the Optionee of shares the receipt of which has been deferred as provided in this section, the Optionee may designate by written notice to the Company a new date, which date shall be later than the Deferral Date, and such new date shall thereafter be the Deferral Date with respect to such shares.

     Section 7.  Stock Appreciation Rights

     A Stock Appreciation Right may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such Right may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such Right may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right independent of a Stock Option grant may also be awarded by the Committee, in which event the provisions of this Section 7 shall be applied for purposes of determining the operation of such Stock Appreciation Right as if a Non-Qualified Stock Option had been granted on the date of the grant of and in conjunction with such independent Stock Appreciation Right.

     A Stock Appreciation Right granted with respect to a given Stock Option shall terminate and no longer be exercisable to the extent of the shares with respect to which the related Stock Option is exercised or terminates. A Stock Appreciation Right may be exercised by a Holder in accordance with the provisions of this Section 7 by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Holder shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). The Stock Option which has been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

     Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

     (a) Exercisability. A Stock Appreciation Right shall be exercisable only at such time or times and to the extent that the Stock Option to which it relates is exercisable in accordance with the provisions of Section 6 and this Section 7; provided, however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an Optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, unless otherwise determined by the Committee in the event of death or Disability of the Optionee prior to the expiration of the six-month period.

     (b) Payment Upon Exercise. Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive an amount in cash, shares of Stock, or both equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over the option exercise price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee shall have the right to determine the form of payment in each case.

     In the case of a Stock Appreciation Right held by an Optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

          (i) may require that such Stock Appreciation Right be exercised only in accordance with any applicable "window period" provisions of Rule 16b-3; and

          (ii) in the case of a Stock Appreciation Right relating to a Non-Qualified Stock Option, may provide that the amount to be paid upon exercise of such Stock Appreciation Right during a Rule 16b-3 "window period" shall be based on the highest mean sales price of the Stock as reported on the New York Stock Exchange Composite Index on any day during such "window period".

     (c) Non-transferability. A Stock Appreciation Right shall be transferable only when and to the extent that the related Stock Option would be transferable under Section 6(c).

     (d) Effect of Change in Control. The Committee may provide, at the time of grant, that a Stock Appreciation Right can be exercised only in the event of a Change in Control or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant. The Committee may also provide that, in the event of a Change in Control or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

     Section 8.  Restricted Stock

     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and any other terms and conditions of the awards, in addition to those contained in Section 8(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. Each participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Crompton & Knowles Corporation 1998 Long Term Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Crompton & Knowles Corporation, One Station Place, Metro Center, Stamford, Connecticut 06902."

     The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

          (i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 8(c)(vi), during such period commencing with the date of such award as shall be set by the Committee (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, and such other facts or criteria as the Committee may determine.

          (ii) Except as provided in Section 8(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends thereon; provided, however, that the Committee may provide at the time of an award that cash dividends shall be automatically deferred and reinvested in additional Restricted Stock. Dividends on Restricted Stock which are payable in Stock shall be paid in the form of additional shares of Restricted Stock.

          (iii)  Except to the extent otherwise provided in the
applicable Restricted Stock Agreement and Sections 8(c)(i) and (iv), upon termination of a participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be
forfeited by the   participant.

          (iv) In the event of the death of a participant during the Restriction Period or in the event of hardship or other special circumstances of a participant whose employment is involuntarily terminated (other than for cause) during the Restriction Period, the Committee may waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

          (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

          (vi) Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

     Section 9.  Long Term Performance Awards

     (a) Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length, and starting date of the performance period (the "Performance Period") for each Long Term Performance Award, which shall be at least two years (subject to Section 10), and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. The maximum award for any individual with respect to any one year of any Performance Period shall be 200,000 shares of Stock. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon one or more of the following Company, Subsidiary, business unit, or individual performance factors or criteria (on a pre- or post-tax basis and on an aggregate or per share basis) as the Committee may deem appropriate: earnings, sales, Stock price, return on equity, assets or capital, economic value added, cash flow, total shareholder return, costs, margins, market share, any combination of the foregoing. Performance Periods may overlap and participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long Term Performance Award Agreement. The terms of such awards need not be the same with respect to each participant.

     At the beginning of each performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock (including Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long Term Performance Award are met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

     (b) Adjustment of Awards. The Committee may adjust the performance goals and measurements applicable to Long Term Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events, or circumstances in order to avoid windfalls or hardships.

     (c) Termination of Employment. Subject to Section 10 and unless otherwise provided in the applicable Long Term Performance Award Agreement, if a participant terminates employment during a Performance Period because of death, Disability, or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance Period:

          (i) based, to the extent relevant under the terms of the award, upon the participant's performance for the portion of such
Performance Period ending on the date of termination and      the
performance of the Company or any applicable business unit for the entire Performance Period, and

          (ii) prorated for the portion of the Performance Period during which the participant was employed by the Company or a Subsidiary, all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate. Subject to Section 10 and except as otherwise provided in the applicable Long Term Performance Award Agreement, if a participant terminates employment during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine.

     (d) Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, or a combination thereof, either in a lump sum payment or in annual installments, all as the Committee shall determine.

     Section 10.  Change in Control Provisions

     (a)  Impact of Event.  In the event of:

          (i) a "Change in Control" as defined in Section 10(b), unless otherwise determined by the Committee or the Board prior to the occurrence of such Change in Control, or

          (ii) a "Potential Change in Control" as defined in Section 10(c), but only if and to the extent so determined by the Committee or
the Board, the following acceleration and valuation   provisions shall
apply:

          (1) Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control or such Potential Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested; provided, however, that, in the case of Stock Appreciation Rights held by an Optionee who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall not become exercisable and vested unless they shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

          (2) The restrictions and forfeiture provisions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become fully vested.

          (3) The value of all outstanding Stock Options, Stock Appreciation Rights, and Restricted Stock shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price", as defined in Section 10(d), as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

          (4) Any outstanding Long Term Performance Awards shall, unless the Committee otherwise determines, be vested and paid out based on the prorated target results for the Performance Periods in question, unless the Committee provides prior to the Change in Control event for a different payment.

     (b) Definition of "Change in Control". For purposes of Section 10(a), a "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if:

          (i) A third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of a Company employee benefit plan, becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

          (ii) During any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of Directors of the Company (the "Board" generally and as of the effective date of the Plan the "Incumbent Board") cease for any reason (other than retirement upon reaching Normal Retirement age, Disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (iii) The Company shall cease to be a publicly owned corporation having its outstanding Stock listed on the New York Stock Exchange or quoted in the NASDAQ National Market System.

     (c)  Definition of "Potential Change in Control".  For purposes of
Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

          (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 10(b); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person, or group (other than the trustee of a Company employee benefit plan) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding voting securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

     (d) Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index or paid or offered in any bona fide transaction related to an actual or potential Change in Control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Stock Options.

     Section 11.  Amendments and Termination

     The Board may amend, suspend, or discontinue the Plan or any portion thereof at any time, but no amendment, suspension, or discontinuation shall be made which would impair the rights of a Holder under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock award, or Long Term Performance Award theretofore granted without the Holder's or recipient's consent or which, without the approval of the Company's stockholders, would:

     (a) except as expressly Provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

     (b) decrease the option price of any Stock Option to less than the Fair Market Value on the date of grant;

     (c) change the class of employees eligible to participate in the Plan; or

     (d)  extend the maximum option periods under Section 6(b).

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the right of any holder without the holder's consent. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

     Section 12.  Unfunded Status of Plan

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     Section 13.  General Provisions

     (a) All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require any Optionee purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the Optionee is acquiring the shares without a view to the distribution thereof.

     (b) Nothing contained in this Plan shall prevent the Company or a Subsidiary from adopting other or additional compensation arrangements for its employees.

     (c) Neither the adoption of the Plan nor the granting of any Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Award shall confer upon any employee any right to continued employment or constitute an agreement or understanding that the Company will retain a director for any period of time or at any particular rate of compensation, nor shall the same interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any employee or the service of any director at any time.

     (d) No later than the date on which the Company is required to withhold taxes in respect of an award, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local, or other taxes of any kind required by law to be withheld with respect to such award or any payment or distribution made in connection therewith. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement; provided, however, that in the case of any Optionee who is actually subject to Section 16(b) of the Exchange Act, any such settlement shall comply with the applicable requirements of Rule 16(b)-3. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

     (e) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall be permissible only if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

     (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable with respect to outstanding awards under the Plan in the event of the participant's death are to be paid.

     (g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

     Section 14.  Effective Date of Plan; Shareholder Approval

     The Plan shall be effective as of October 14, 1998, subject however to the approval of the Plan by the holders of at least a majority of the outstanding shares of Stock of the Company present or represented and entitled to vote at a meeting of shareholders of the Company. Awards may be made under the Plan on and after its effective date; provided, however, that any such awards shall be null and void if shareholder approval of the Plan is not obtained within 12 months of the adoption of the Plan by the Board.

     Section 15.  Term of Plan

     No Stock Option, Stock Appreciation Right, Restricted Stock award, or Long Term Performance Award shall be granted on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such tenth anniversary (including, without limitation, Long Term Performance Awards for Performance Periods commencing prior to such tenth anniversary) may extend beyond that date.



[PROXY CARD]


CROMPTON & KNOWLES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

For Annual Meeting on April 27, 1999, at Sheraton Stamford Hotel
2701 Summer Street, Stamford, Connecticut, 11:15 A.M.

The undersigned appoints VINCENT A. CALARCO, CHARLES J. MARSDEN, and JOHN T. FERGUSON II or any of them, with power of substitution, proxy and attorney for the undersigned to vote all shares of stock of Crompton & Knowles Corporation which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Corporation to be held on Tuesday, April 27, 1999, and any adjournments thereof, with all powers the undersigned would have if present, upon the proposals set forth on the reverse side and in their discretion on all matters properly coming before the meeting, including those described in the Notice and Proxy Statement therefor, receipt of which is acknowledged.

     This Proxy will be voted as directed, or where no direction is given, will be voted "FOR" Proposals Nos. 1, 2, 3 and 4. If any nominee for the Board of Directors named in the Proxy Statement is unavailable to serve, this Proxy will be voted for such substitute nominee as may be recommended by the Board of Directors. The Board of Directors is not aware of other matters to come before the meeting.


CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE
CROMPTON & KNOWLES CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Election of Vincent A. Calarco, Charles J. Marsden and C.A. (Lance) Piccolo to serve for a term expiring in 2002.

FOR ALL NOMINEES            WITHHOLD AUTHORITY
with exceptions noted       FOR ALL NOMINEES

(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.  Approval of the Crompton & Knowles Corporation 1998 Long Term
Incentive Plan.

   FOR          AGAINST          ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

3. Approval to increase the number of shares of the Corporation's Common Stock reserved for issuance under the Crompton & Knowles
Corporation 1998 Long Term Incentive Plan by 3,000,000 shares.


   FOR          AGAINST          ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

4. Approval of the selection by the Board of KPMG LLP as independent auditors for 1999.

   FOR          AGAINST          ABSTAIN


PROXY

PLEASE MARK YOUR VOTES    or X

Dated:                                    , 1999

SIGNATURE(S) OF STOCKHOLDER(S)

Note: Signature should agree with name stenciled hereon. When signing as executor, administrator, trustee, or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.